                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Kemper Investors Life Insurance Company and Owners of contracts that paticipate in the KILICO Variable Annuity Separate Account:

We hereby consent to the use in this Amendment No. 2 (File No. 333-86044) of the registration statement on Form S-3 (the "Registration Statement") of our report dated March 21, 2003, relating to the consolidated financial statements of Kemper Investors Life Insurance Company, and of our report dated February 24, 2003, relating to the financial statements of the KILICO Variable Annuity Separate Account, which are incorporated by reference into the Prospectus which constitutes part of this Registration Statement.


PricewaterhouseCoopers LLP


Chicago, Illinois
April 15, 2003